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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement (No. 333-73026) on Form S-3 and Form S-8 (No. 333-09165, 333-49231,
333-90845, 333-51684, and 333-67982) of Genesee & Wyoming Inc. of our report dated February 6, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



Ernst & Young
Perth, Australia
March 15, 2004